Exhibit 99.2

Crescent Capital BDC, Inc. Announces Chief Financial Officer Transition

Gerhard Lombard, Chief Financial Officer of Crescent Capital Group LP, also becomes

Chief Financial Officer of Crescent BDC

Los Angeles, CA, October 10, 2019 – Crescent Capital BDC, Inc. (“Crescent BDC” or the “Company”) today announced that the Company's Chief Financial Officer, Mike Wilhelms, is departing the Company for personal reasons. Crescent BDC's Board of Directors has appointed Gerhard Lombard, currently Chief Financial Officer of Crescent Capital Group LP (“Crescent Capital”), to succeed Mr. Wilhelms and serve as the Chief Financial Officer of Crescent BDC, effective immediately. Mr. Lombard will also remain Chief Financial Officer of Crescent Capital. To facilitate a smooth transition in management, Mr. Wilhelms will remain on as an advisor to Crescent BDC through February 29, 2020.

“Since joining our organization, Mike has played an integral role in our leadership team. I would like to thank him for his support and dedication over the past four years, and particularly, over the past several months, as we work to close our merger and list on the NASDAQ. We wish Mike all the best in his future endeavors,” commented Jason Breaux, Chief Executive Officer of Crescent BDC.

Gerhard Lombard joined Crescent Capital in 2016 as its Chief Financial Officer. Prior to joining Crescent Capital, Mr. Lombard served as Chief Financial Officer and Treasurer of Whitehorse Finance Inc., a publicly traded business development company that is managed by H.I.G. Capital. Prior to his time with H.I.G. Capital, Mr. Lombard was Group Controller and Chief Accounting Officer for Churchill Financial Group. Earlier in his career, Mr. Lombard spent approximately 11 years at Ernst & Young LLP, rising to the level of Senior Manager. He holds postgraduate degrees in Accounting and Finance from the University of Stellenbosch and the University of Natal both located in South Africa.

“We are very pleased to welcome Gerhard to Crescent BDC, and I look forward to working closely with him in his new role,” said Jason Breaux. “Gerhard joins our team at an exceptional time in Crescent BDC's history, as we work toward our next phase of growth as a NASDAQ-listed company. His public markets' experience and institutional knowledge of Crescent will benefit our Company, and I am certain that Gerhard will bring the same level of excellence to our BDC's finance team that he has brought to Crescent Capital over the past three years.”

About Crescent BDC

Crescent BDC is a business development company that seeks to maximize the total return of its stockholders in the form of current income and capital appreciation by providing capital solutions to companies with sound business fundamentals and strong growth prospects. Crescent BDC utilizes the extensive experience, origination capabilities and disciplined investment process of Crescent Capital Group LP. Crescent BDC is externally managed by Crescent Cap Advisors, a subsidiary of Crescent Capital. Crescent BDC has elected to be regulated as a business development company under the Investment Company Act of 1940. For more information about Crescent BDC, visit https://crescentbdc.com. However, the contents of such website are not and should not be deemed to be incorporated by reference herein.

About Crescent Capital Group

Crescent Capital Group is headquartered in Los Angeles with offices in Boston, London, and New York. With more than 80 investment professionals and approximately 170 employees, the firm invests at all levels of the capital structure, with a significant focus on below investment grade credit through strategies that

Exhibit 99.2

invest in senior bank loans, high yield debt, mezzanine debt, distressed debt, and other private debt securities. As of June 30, 2019, Crescent Capital Group managed approximately $25 billion, with a relatively equal split between marketable securities and privately originated debt investments. For more information about Crescent Capital Group, visit https://www.crescentcap.com. However, the contents of such website are not and should not deemed to be incorporated by reference herein.

Forward-Looking Statements

Statements included herein may constitute “forward-looking” statements, which relate to future events or Crescent Capital BDC’s future performance or financial condition. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Crescent Capital BDC undertakes no duty to update any forward-looking statements made herein.

Contact:

Investors/Media:

ADDO Investor Relations

Kimberly Esterkin / Andrew Greenebaum

kesterkin@addoir.com

310-829-5400

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